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EXHIBIT 10.1 - THE MERCHANTS NATIONAL BANK DEFINED BENEFIT RETIREMENT PLAN


           THE MERCHANTS NATIONAL BANK DEFINED BENEFIT RETIREMENT PLAN
                                    THE PLAN

ARTICLE 1.  DEFINITIONS
1.01 "ACCRUED BENEFIT" means, as of any date of determination, the normal retirement Pension of a Member computed under Section 4.01(b) on the basis of the Member's Benefit Service and other applicable components of the Plan formula as of that date.

1.02 "AFFILIATED EMPLOYER" means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 4.07,
         Section 3.01(d)(iii) and Section 3.02(c)(iii), the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in
         Section 415(h) of the Code.

1.03 "ANNUITY STARTING DATE" means, unless the Plan expressly provides otherwise, the first day of the first period for which an amount is due as an annuity or any other form.

1.04 "AVERAGE MONTHLY COMPENSATION" means the average monthly Compensation of a Member during the five consecutive calendar years affording the highest such average, or during all of the years of his Benefit Service if less than five years.

1.05 "BENEFICIARY" means the person or persons named by a Member by written designation filed with the Plan Committee to receive payments after the Member's death.

1.06 "BENEFIT SERVICE" means service recognized for purposes of computing the amount of any benefit, determined as provided in Section 3.02.

1.07 "BOARD OF DIRECTORS" means the Board of Directors of Merchants National Bank, as from time to time constituted, or its delegate.

1.08 "BREAK IN SERVICE" means a period which constitutes a break in an Employee's Eligibility Service, as provided in Section 3.01(a).

1.09 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

1.10 "COMPENSATION" means the total cash remuneration paid to an Employee for services rendered to the Employer, determined prior to any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) or under a "cafeteria plan" (as defined under Section 125 of the Code and its applicable regulations), including bonuses and overtime pay. The Compensation for a period of absence which is counted as Benefit Service shall be the Member's rate of Compensation in effect immediately before the period of absence. However, effective on and after January 1, 1989 and before January 1, 1994,


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         Compensation taken into account for any purpose under the Plan, including the determination of Average Monthly Compensation, shall not exceed $200,000 per year. Except as provided below, as of January 1 of each calendar year on and after January 1, 1990 and before January 1, 1994, the applicable limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum Compensation to be taken into account for Plan purposes for that calendar year only in lieu of the $200,000 limitation set forth above. Commencing with the Plan Year beginning in 1994, Compensation taken into account for any purpose under the Plan, including the determination of Average Monthly Compensation, shall not exceed $150,000. If for any calendar year after 1994, the cost-of-living adjustment described in the following sentence is equal to or greater than $10,000, then the limitation (as previously adjusted hereunder) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such cost-of-living adjustment, rounded to the next lowest multiple of $10,000. The cost-of-living adjustment shall equal the excess of (i) $150,000 increased by the adjustment made under Section 415(d) of the Code for the calendar year except that the base period for purposes of Section 415(d)(1)(A) of the Code shall be the calendar quarter beginning October 1, 1993 over (ii) the annual dollar limitation in effect for the Plan Year beginning in the calendar year.

         In determining the Compensation of a Member for purposes of the aforementioned limitations, if any individual is a member of the family of a 5-percent owner or of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation during the year, then (i) such individual shall not be considered as a separate employee and (ii) any Compensation paid to such individual (and any applicable benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5-percent owner or Highly Compensated Employee; provided, however, that the aforementioned term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. If, as a result of the application of the foregoing family aggregation rules, the applicable limitation is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 1.10 prior to the application of the limit.

1.11 "COVERED COMPENSATION" means, for any Member, the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Member attains his Social Security Retirement Age. In determining a Member's Covered Compensation for any Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is made.

1.12     "EFFECTIVE DATE" means May 1, 1989.                       .

1.13 "ELIGIBILITY SERVICE" means service recognized for purposes of determining eligibility for membership in the Plan and eligibility for certain benefits under the Plan, determined as provided in Section 2.02 and Section 3.01.

1.14 "EMPLOYEE" means any person employed by the Employer, including a Leased Employee, who receives compensation other than a pension, severance pay, retainer or fee under contract, but excluding any person who is included in a unit of employees covered by a collective bargaining agreement which does not provide for his membership in the Plan.
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1.15     "EMPLOYER" means Merchants National Bank or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 10.03 with respect to its employees.

1.16 "EQUIVALENT ACTUARIAL VALUE" means the equivalent value when computed on the basis of the UP-84 Mortality Table (set back two years) and interest at the rate of 7 per cent per year, compounded annually, except as otherwise specified in the Plan.

1.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.18 "FUNDING AGENT" means the trustee or trustees or the legal reserve life insurance company by whom the funds of the Plan are held, as provided in Article 8.

1.19 "HIGHLY COMPENSATED EMPLOYEE" means an employee classified as a highly compensated employee as determined under Section 414(q) of the Code and any regulations issued thereunder. Notwithstanding the foregoing, for each Plan Year the Employer may elect to determine the status of Highly Compensated Employees under the simplified snapshot method described in IRS Revenue Procedure 93-42 or, to the extent permitted by IRS regulations, on a calendar year basis.

1.20     "HOUR OF SERVICE" means, with respect to any applicable computation period,
         (a) each hour for which the employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer,
         (b) each hour for which an employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period,
         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or
                  (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made,
         (d) solely for purposes of determining whether an employee has incurred a Break in Service under the Plan, each hour for which an employee would normally be credited under paragraph
                  (a) or (b) above during a period of Parental Leave but not more than 501 hours for any single continuous period. However, the number of hours credited to an employee under this paragraph (d) during the computation period in which the Parental Leave began, when added to the hours credited to an employee under paragraphs (a) through (c) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph (d) for the computation period in which the Parental Leave began is zero, the provisions of this paragraph (d) shall apply as though the Parental Leave began in the immediately following computation period, and
         (e) solely for purposes of determining whether an employee has incurred a Break in Service under the Plan, each hour for which an employee would normally be credited under paragraph
                  (a) or (b) above during a period of leave for the birth, adoption or placement of a child, to care for a spouse or an immediate family member with a serious illness or for the
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                  employee's own illness pursuant to the Family and Medical
                  Leave Act of 1993 and its regulations.
         No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations,
         Section 2530.200b-2(b) and (c).

1.21 "LEASED EMPLOYEE" means any person as so defined in Section 414(n) of the Code.

1.22     "LIMITATION YEAR" means the calendar year.

1.23 "MEMBER" means any person included in the membership of the Plan, as provided in Article 2.

1.24 "NORMAL RETIREMENT AGE" means an Employee's 65th birthday or the fifth anniversary of the date he becomes a Member, if later.

1.25 "NORMAL RETIREMENT DATE" means the first day of the calendar month coinciding with or immediately following an Employee's Normal Retirement Age.

1.26 "PARENTAL LEAVE" means a period in which the Employee is absent from work immediately following his or her active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following birth or placement.

1.27     "PENSION" means monthly payments under the Plan as provided in Article
         5.

1.28 "PLAN" means The Merchants National Bank Defined Benefit Retirement Plan, as set forth in this document or as amended from time to time.

1.29 "PLAN YEAR", prior to May 1, 1992, means the year starting May 1 and ending April 30. There shall be a short Plan Year from May 1, 1992 to December 31, 1992. Thereafter the Plan Year shall be the calendar year.

1.30 "PROTECTED BENEFIT" means, as of any date of determination, the Accrued Benefit of a Member and
         (a) any right of the Member under the terms of the Plan as of such date to have such Accrued Benefit commence on a date other than the Normal Retirement Date,
         (b) any right of the Member under the terms of the Plan as of such date to have such Accrued Benefit payable in an optional form of payment, and
         (c) the methodology under the terms of the Plan as of such date for determining the amount of benefit payable as a result of the exercise of any right of the Member expressed in paragraph
                  (a) or (b) above.
         For the sole purposes of paragraph (c) above, any provision of the Plan that requires payment of a Member's Pension in a form other than that described in Section 5.01(a) shall be considered to be the exercise of a right by the Member therefor.

1.31     "QUALIFIED JOINT AND SURVIVOR ANNUITY" means an annuity described in
         Section 5.01(b).
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1.32     "PLAN COMMITTEE OR COMMITTEE" means a committee composed of at least three persons named by the Board of Directors to administer and supervise the Plan as provided in Article 7.

1.33 "SOCIAL SECURITY RETIREMENT AGE" means age 65 with respect to a Member who was born before January 1, 1938; age 66 with respect to a Member who was born after December 31, 1937 and before January 1, 1955; and age 67 with respect to a Member who was born after December 31, 1954.

1.34 "SPOUSAL CONSENT" means written consent given by a Member's spouse to an election made by the Member of a specified form of Pension or a designation of a specified Beneficiary as provided in Article 5. The specified form or specified Beneficiary shall not be changed unless further Spousal Consent is given. Spousal Consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Member's election. The requirement for Spousal Consent may be waived by the Plan Committee in the event that the Member establishes to its satisfaction that he has no spouse, that such spouse cannot be located, or under such other circumstances as may be permitted under applicable Treasury Department regulations. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.35 "SUSPENDIBLE MONTH" means a month in which the Member completes at least 40 Hours of Service with the Employer or an Affiliated Employer.
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ARTICLE 2.  MEMBERSHIP

2.01     MEMBERSHIP REQUIREMENTS
 (a) Every employee of the Employer on May 1, 1988 who was a Member of the Plan on April 30, 1988 shall continue to be a Member. Every other person in the employ of the Employer shall become a Member of the Plan as of the May 1 or November 1, beginning with May 1, 1988, coinciding with or immediately following (a) the date he completes one year of Eligibility Service or (b) his 21st birthday, whichever is later, provided he is then an Employee. Effective January 1, 1993, an employee shall become a Member as of the January 1 or July 1 coinciding with or immediately following meeting the above eligibility requirements.

 (b) Every former employee of the Employer or an Affiliated Employer who was a Member on April 30, 1988 shall, subject to Section 2.03, continue to be a Member. Such Member's benefit shall be determined in accordance with the provisions of the Plan in effect on the date his employment terminated.

2.02     DETERMINATION OF SERVICE
         For purposes of this Article, an Employee shall be credited with one year of Eligibility Service for the 12-month period beginning on the date he first completes an Hour of Service if he completes at least 1,000 Hours of Service during that period. For each Plan Year beginning after that date, Eligibility Service shall be determined as provided in
         Section 3.01.

2.03     EVENTS AFFECTING MEMBERSHIP
         A person's membership in the Plan shall end when he is no longer employed by the Employer if he is not entitled to either an immediate or a deferred Pension under the Plan. Membership shall continue while on approved leave of absence from service or during a period while he is not an Employee but is in the employ of the Employer or an Affiliated Employer, but no Benefit Service shall be counted for that period, except as specifically provided in Article 3 and Section 4.08, and such person's benefit shall be determined in accordance with the provisions of the Plan in effect on the date he ceased to be an Employee.

2.04     MEMBERSHIP UPON REEMPLOYMENT
         If an Employee's membership in the Plan ends and he again becomes an Employee, he shall again become a Member as of his date of restoration to service as an Employee.
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ARTICLE 3.  SERVICE

3.01     ELIGIBILITY SERVICE
(a) A Plan Year in which an Employee completes at least 1,000 Hours of Service counts as a full year of Eligibility Service. No Eligibility Service is counted for any Plan Year in which an Employee completes less than 1,000 Hours of Service. There is a Break in Service of one year for any Plan Year after the year in which an Employee first becomes employed during which he does not complete more than 500 Hours of Service. If an Employee incurs a Break in Service before the Plan Year in which he retires, terminates employment or attains his Normal Retirement Age, any service rendered before that Break in Service shall not be counted as Eligibility Service until the Employee completes one year of Eligibility Service after the Break in Service. However, if an Employee who has not completed the vesting requirements for a vested Pension has a Break in Service in which the number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) five or
         (ii) the total number of years of Eligibility Service rendered before that Break in Service, excluding any years of Eligibility Service disregarded by reason of any earlier Break in Service, the service rendered before his most recent Break in Service shall be excluded from his Eligibility Service. If the Employee's Break in Service ended prior to January 1, 1985, or if he had a Break in Service on December 31, 1984 and the number of his consecutive one-year Breaks in Service as of that date would have resulted in the exclusion of his previously accrued Eligibility Service under the Plan provisions then in effect, then clause (i) of the preceding sentence shall not be applicable, and his previously accrued Eligibility Service shall be excluded. If an Employee terminates his employment with the Employer and is reemployed after having a Break in Service, his service before the Break in Service shall be excluded from his Eligibility Service, except as provided in Section 3.03.

 (b) If an Employee shall have been absent from the service of the Employer because of service in the Armed Forces of the United States and if he shall have returned to the service of the Employer having applied to return while his reemployment rights were protected by law, that absence shall not count as a Break in Service, but instead shall be counted as Eligibility Service.

 (c) A period during which an Employee is on a leave of absence approved by the Employer shall not be considered as a Break in Service. Under rules uniformly applicable to all Employees similarly situated, the Plan Committee may authorize Eligibility Service to be counted for any portion of that period of leave which is not counted as Eligibility Service under paragraph (a) of this Section.

 (d) For purposes of determining eligibility for membership and vesting, each of the following periods of service shall be counted in a person's Eligibility Service to the extent that it would be recognized under paragraphs (a) through (c) above with respect to Employees:
         (i) a period of service as an employee, but not an Employee, of the Employer,
         (ii) a period of service as an employee of an Affiliated Employer, and
         (iii) in the case of a person who is a Leased Employee before or after a period of service as an Employee or a period of service described in (i) or (ii) above, a period during which he has performed services for the Employer or an Affiliated Employer as a Leased Employee.
         The Break in Service rules of Section 3.03 shall be applied as though all such periods of service were service as an Employee.

(e) Notwithstanding the preceding provisions of this Section, in the case of an Employee who was a Branch Employee of Banc Ohio National Bank as of November 20, 1987, and became an employee
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         of Merchants National Bank as of November 21, 1987, Eligibility
         Service, except for purposes of determining Benefit Service under
         Section 3.02, shall be computed from his last date of hire by Banc Ohio National Bank, its predecessors and its affiliates. Benefit Service shall be computed from the date of acquisition, November 21, 1987.

(f) For purposes of any short Plan Year, there shall be created two vesting computation periods in accordance with the provisions of Department of Labor regulation 2530.203-2(c). The first vesting computation period shall be the 12-month period beginning on the first day of the Plan Year prior to amendment and the second computation period shall be the 12-month period beginning with the first day of the new plan year which begins in the first vesting computation period.

3.02     BENEFIT SERVICE
 (a) A full year of Benefit Service shall be counted for each Plan Year of Eligibility Service during which an Employee completes 1,000 Hours of Service. For the Plan Year ending April 30, 1988, each former branch employee of Banc Ohio National Bank who became an employee of Merchants National Bank as of November 21, 1987 shall be credited with .5 year of Benefit Service if he completes 500 or more hours of service from November 21, 1987 to April 30, 1988.

 (b) Benefit Service shall include, to the extent required by law, any period of absence from service with the Employer due to service in the Armed Forces of the United States which is counted in a Member's Eligibility Service as provided in Section 3.01(b) and which occurs after the date the Member meets the eligibility requirements for membership in the Plan. Under rules uniformly applicable to all Employees similarly situated, the Plan Committee may count as Benefit Service any period, not more than one year, during which an Employee is on an approved leave of absence which is counted as Eligibility Service as provided in Section 3.01(c).

(c) Benefit Service shall not be credited for any period in which a Member is (i) not an Employee but is in the employ of the Employer, or (ii) in the employ of an Affiliated Employer.

(d) Notwithstanding the preceding provisions of this Section, a full year of Benefit Service shall be counted for the short Plan Year from May 1, 1992 to December 31, 1992 if the Employee completes 750 Hours of Service.

3.03     RESTORATION OF RETIRED MEMBER
         OR OTHER FORMER EMPLOYEE TO SERVICE

 (a) If a Member in receipt of a Pension is restored to service with the Employer or an Affiliated Employer as an Employee, the following shall apply:
         (i) If his restoration to service occurs prior to his Normal Retirement Date his Pension shall cease and any election of an optional benefit in effect shall be void. If his restoration to service occurs after his Normal Retirement Date (i) his Pension shall be suspended during each Suspendible Month (unless the provisions of Sections 4.02(c) and 5.04(b) are applicable), and (ii) any optional benefit shall remain in effect, unless the Member shall elect otherwise; if the Member had commenced payment prior to his Normal Retirement Date, however, any additional Pension he accrues after his restoration to service shall be paid to his surviving spouse in accordance with the provisions of Section 4.06 if he should die in active service.

         (ii) Any Eligibility Service and Benefit Service to which he was entitled when he retired or terminated service shall be restored to him.
         (iii) Upon later retirement or termination his Pension shall be based on the benefit formula then in effect and his Compensation and Benefit Service before and after the period when he was not in the service of the Employer reduced by an amount of Equivalent Actuarial Value to the benefits, if any, he received before the earlier of the date of his restoration to service or his Normal Retirement Date.
         (iv) The part of the Member's Pension upon later retirement payable with respect to Benefit Service rendered before his previous retirement or termination of service shall never be less than the amount of his previous Pension modified to reflect any option in effect on his later retirement.
         (v) Upon later retirement of a Member in service after his Normal Retirement Date, payment of the Member's Pension shall resume no later than the third month after the latest Suspendible Month during the period of restoration, and shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations, Section 2530.203-3 in a consistent and nondiscriminatory manner.

(b) If a Member entitled to but not in receipt of a Pension, or a former Member, or an employee who was never a Member is reemployed without having had a Break in Service, his Eligibility Service and Benefit Service shall be determined as provided in Sections 3.01 and 3.02, and if reemployed as an Employee, he shall, in the case of a former Member, immediately be restored as a Member as of his date of reemployment, and in the case of an employee who was never a Member, become a Member in accordance with Section 2.01. However, if a former Member received a lump sum settlement in lieu of a Pension, the Benefit Service to which he was entitled at the time of his termination of service shall be restored to him in accordance with the provisions of Section 3.03(c)(ii).

(c) If a Member entitled to but not in receipt of a Pension or a former Member who received a lump sum settlement in lieu of a Pension is restored to service with the Employer, after having had a Break in Service, the following shall apply:
         (i) The Eligibility Service to which he was previously entitled shall be restored to him, and, if reemployed as an Employee, he shall immediately be restored as a Member as of his date of reemployment.
         (ii) Any Benefit Service to which the Member was entitled at the time of his termination of service shall be restored to him, provided he repays (within five years of the date he is restored to service with the Employer) the amount of the lump sum settlement, if any, received upon his initial termination of service together with interest at the rate prescribed by
                  Section 411(a)(7)(C) of the Code on that amount to the date of repayment, except that if the lump sum settlement was equal to the full present value of his Accrued Benefit at the time of his termination he shall not be permitted to repay that amount and that Benefit Service shall not be restored to him. In the case of a Member whose Break in Service equals or exceeds five years, repayment shall not be permitted and Benefit Service shall not be restored.
         (iii) Upon later termination or retirement of a Member whose previous Benefit Service has been restored under this paragraph (c), his Pension shall be based on the benefit formula then in effect and his Compensation and Benefit Service before and after the period when he was not in the service of the Employer.

(d) If a former Member who is not entitled to a Pension is restored to service, either as an Employee or as an employee, after having had a Break in Service, the following shall apply:
         (i) He shall again become a Member as of his date of restoration to service as an Employee.
         (ii) Upon his restoration to membership, the Eligibility Service to which he was previously entitled shall be restored to him if the total number of consecutive one-year Breaks in Service does not equal or exceed the greater of (A) five, or (B) the total number of years of his Eligibility Service before his Break in Service, determined at the time of the Break in Service, excluding any Eligibility Service disregarded under this paragraph (d) by reason of any earlier Break in Service. If any such former Member was restored to service prior to January 1, 1985, or if he had a Break in Service on December 31, 1984 and the number of his consecutive one-year Breaks in Service as of that date would have resulted in the exclusion of his previously accrued Eligibility Service under the Plan provisions then in effect, then clause (A) of the preceding sentence shall not be applicable, and his previously accrued Eligibility Service shall be excluded.
         (iii) Any Benefit Service to which the Member was entitled at the time of his termination of service which is included in the Eligibility Service so restored shall be restored to him.
         (iv) Upon later termination or retirement of a Member whose previous Benefit Service has been restored under this paragraph (d), his Pension, if any, shall be based on the benefit formula then in effect and his Compensation and Benefit Service before and after the period when he was not an Employee.

(e) If an employee who was never a Member is restored to service with the Employer, after having had a Break in Service, upon completion of one year of Eligibility Service following the Break in Service, the Eligibility Service to which he was previously entitled under Section 3.01(d) shall be restored to him if he would be entitled to nonforfeitable benefits under the Plan if he were a Member, or otherwise, if the total number of consecutive one-year Breaks in Service does not equal or exceed the greater of (i) five or (ii) the total number of years of Eligibility Service before his Break in Service determined at the time of the Break in Service, excluding any Eligibility Service disregarded under this paragraph (e) by reason of any earlier Break in Service.

ARTICLE 4.  ELIGIBILITY FOR AND AMOUNT OF BENEFITS

4.01     NORMAL RETIREMENT
(a) The right of a Member to his normal retirement Pension shall be nonforfeitable as of his Normal Retirement Age provided he is in active service at that time. A Member who has attained his Normal Retirement Age may retire from service and receive a normal retirement Pension beginning on his Normal Retirement Date or he may postpone his retirement and remain in service after his Normal Retirement Date, in which event the provisions of Section 4.02 shall be applicable.

(b) Subject to the provisions of Section 5.01, the monthly normal retirement Pension payable upon retirement on a Member's Normal Retirement Date shall be equal to 0.9 per cent of the Member's Average Monthly Compensation plus .65 per cent of such Average Monthly Compensation in excess of Covered Compensation, multiplied by the number of years of his Benefit Service up to 35 such years, but not less than the Member's Accrued Benefit determined April 30, 1989. However, the annual normal retirement Pension shall never be less than the greatest annual amount of reduced early retirement Pension which the Member could have received under Section 4.03 before his Normal Retirement Date.

(c) Except as otherwise provided in Section 401(l) of the Code and applicable regulations thereunder, the maximum cumulative permitted disparity for purposes of computing a Member's normal retirement Pension shall not exceed 35.

4.02     LATE RETIREMENT
(a) If a Member postpones his retirement as provided in Section 4.01(a), upon his termination of employment from the Employer and all Affiliated Employers, he shall be entitled to a late retirement Pension beginning on the first day of the calendar month after the Plan Committee receives his written application to retire.

(b) The late retirement Pension shall be an immediate Pension beginning on the Member's late retirement date an, subject to the provisions of
         Section 5.01, shall be equal to (i) the amount determined in accordance with Section 4.01(b) based on the Member's Benefit Service and Average Monthly Compensation as of his late retirement date, or, if greater,
         (ii) the Actuarial Equivalent of the actuarial reserve of his Normal Pension (or optional pension elected under Article 5) to which he was entitled as of the later of his Normal Retirement Date or the close of the prior Plan Year increased by interest at the Actuarial Equivalent interest rate compounded annually from the later of the end of the month in which his Normal Retirement Date occurred or the close of the prior Plan Year to his Annuity Starting Date, expressed in the form of a Normal Pension (or optional pension elected under Article 5).

(c) In the event a Member's Pension is required to begin under Section 5.04(b) while the Member is in active service, such required beginning date shall not be the Member's Annuity Starting Date for purposes of
         Article 5 and the Member shall receive a late retirement Pension commencing on or before such required beginning date in an amount determined as if he had retired on such date. The Pension payable to the Member during his period of active service shall be in the form of a single life annuity. Upon subsequent retirement, the Member's Pension shall be paid in accordance with Section 5.01(a) or (b), as appropriate. As of each succeeding December 31 prior to the Member's actual late retirement date (and as of his actual late retirement date), the Member's Pension shall be recomputed to reflect additional accruals. The Member's recomputed Pension shall then be reduced by the Equivalent Actuarial Value of the total payments of his late retirement Pension which were paid prior to each such recomputation to arrive at the Member's late retirement Pension; provided that no such reduction shall reduce the Member's late retirement Pension below the amount of late retirement Pension payable to the Member prior to the recomputation of such Pension.

4.03     EARLY RETIREMENT
(a) A Member who has not reached his Normal Retirement Date but who, prior to his termination of employment from the Employer and all Affiliated Employers, has reached his 55th birthday and completed 15 years of Eligibility Service may retire from service and receive an early retirement Pension beginning on the first day of the calendar month after the Plan Committee receives his written application to retire.

(b) The early retirement Pension shall be a deferred Pension beginning on the Member's Normal Retirement Date and, subject to the provisions of
         Section 5.01, shall be equal to his Accrued Benefit. However, the Member may elect to receive an early retirement Pension beginning on the first day of any calendar month before his Normal Retirement Date, provided that an early payment date shall be subject to the notice and timing requirements described in Section 5.03(b). In that case, the Member's Pension shall be equal to the deferred Pension reduced by 1/156 for each of the first 36 months, 1/312 for each of the next 60 months and actuarially for each additional month by which the date the Member's early retirement Pension begins precedes his Normal Retirement Date.

4.04     VESTING
(a) A Member shall be 100 per cent vested in, and have a nonforfeitable right to, his Accrued Benefit upon completion of five years of Eligibility Service. If the Member's employment is subsequently terminated for reasons other than retirement or death, he shall be eligible for a vested Pension after the Plan Committee receives his written application for the Pension.

(b) The vested Pension shall begin on the Member's Normal Retirement Date and, subject to the provisions of Section 5.01, shall be equal to his Accrued Benefit. However, if, on the date of his termination, he had completed 15 years of Eligibility Service, the Member may elect to have his vested Pension begin on the first day of any calendar month after his 55th birthday and before his Normal Retirement Date. In that case, the Member's Pension shall be equal to the vested Pension otherwise payable at his Normal Retirement Date reduced as provided in Section 4.03(b).

4.05     SPOUSE'S PENSION
(a)      On and after August 23, 1984, if a married Member:

         (i) dies in active service and prior to his Annuity Starting Date having met the requirements for any Pension, or
         (ii) dies after retiring on any Pension, or after terminating service on or after August 23, 1984 with entitlement to a vested Pension, but in either case before his Annuity Starting Date, or
         (iii) terminates employment on or after January 1, 1976 and before August 23, 1984 with entitlement to a vested Pension, and then dies on or after January 1, 1985 but before his Annuity Starting Date, a spouse's Pension shall be payable to his surviving spouse for life provided that he and his spouse have been married throughout the one-year period ending on the date of his death.

(b) The spouse's Pension shall commence on what would have been the Member's Normal Retirement Date (or the first day of the month following his date of death, if later). However:
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         (i)      if the Member dies in active service having met the
                  requirements for early retirement, or after retiring early but before payments commence, the spouse may elect to begin receiving payments as of the first day of any month following the Member's date of death and prior to what would have been his Normal Retirement Date; in the case of the death of any other Member prior to attaining his Normal Retirement Date who had completed 15 years of Eligibility Service, the spouse may elect to begin receiving payments as of the first day of any month following what would have been the Member's 55th birthday (or following his date of death, if later) and prior to what would have been his Normal Retirement Date.

         An election by the spouse to commence receiving payments prior to what would have been the Member's Normal Retirement Date shall be made on a form provided by the Committee and may be made during the 90-day period ending on the date the payments to the spouse commence.

(c) The spouse's Pension shall be equal to the amount of benefit the spouse would have received if the Pension to which the Member was entitled at his date of death had commenced on his Normal Retirement Date (or the first day of the month following his date of death, if later) in the form of a Qualified Joint and Survivor Annuity and the Member had died immediately thereafter. However, if within the 90 day period prior to his Annuity Starting Date a Member has elected an optional form of Pension which provides for monthly payments to his spouse for life in an amount equal to at least 50% but not more than 100% of the monthly amount payable under the option for the life of the Member and such option is of Equivalent Actuarial Value to the Qualified Joint and Survivor Annuity, such optional form of Pension shall be used for computing the spouse's Pension instead of the Qualified Joint and Survivor Annuity. The spouse's Pension shall be further adjusted to reflect its commencement prior to the Member's Normal Retirement Date as follows:
         (i) if the spouse elects early commencement in accordance with paragraph (b)(i) above, the amount of the Pension payable to the spouse will be based on the amount of early retirement Pension to which the Member would have been entitled if he had requested benefit commencement at that earlier date, reduced in accordance with Section 4.03(b); and
         (ii) if the spouse elects early commencement in accordance with paragraph (b)(ii) above, the amount of the Pension payable to the spouse shall be based on the amount of vested Pension to which the Member would have been entitled if he had requested benefit commencement at that earlier date, reduced in accordance with Section 4.04(b).

4.06     MAXIMUM BENEFIT LIMITATION
 (a) Notwithstanding any provision of the Plan to the contrary, the maximum annual Pension payable to a Member under the Plan in the form of a single life annuity, when added to any pension attributable to contributions of the Employer or an Affiliated Employer provided to the Member under any other qualified defined benefit plan, shall be equal to the lesser of (1) $90,000 or (2) the Member's average annual remuneration during the three consecutive calendar years of his service with the Employer or Affiliated Employer affording the highest such average, or during all of the years of such service if less than three years, subject to the following adjustments:
         (i) If the Member has not been a Member of the Plan for at least 10 years, the maximum annual Pension in clause (1) above shall be multiplied by the ratio which the number of years of his membership in the Plan bears to 10.
         (ii) If the Member has not completed 10 years of Eligibility Service, the maximum annual Pension in clause (2) above shall be multiplied by the ratio which the number of years of his Eligibility Service bears to 10.
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         (iii)    If the Pension begins before the Member's Social Security
                  Retirement Age but on or after his 62nd birthday, the maximum Pension in clause (1) above shall be reduced by 5/9 of one per cent for each of the first 36 months plus 5/12 of one per cent for each additional month by which the Member is younger than the Social Security Retirement Age at the date his Pension begins. If the Pension begins before the Member's 62nd birthday, the maximum Pension in clause (1) above shall be of Equivalent Actuarial Value based on an interest rate of five per cent per year in lieu of the interest rate otherwise used in the determination of Equivalent Actuarial Value if the Plan's early reduction factors are not actuarial to the maximum benefit payable at age 62 as determined in accordance with the preceding sentence.
         (iv) If the Pension begins after the Member's Social Security Retirement Age, the maximum Pension in clause (1) above shall be of Equivalent Actuarial Value, based on an interest rate of five per cent per year in lieu of the interest rate otherwise used in the determination of Equivalent Actuarial Value, to that maximum benefit payable at the Social Security Retirement Age.
         (v) If the Member's Pension is payable as a joint and survivor Pension with his spouse as the Beneficiary, the modification of the Pension for that form of payment shall be made before the application of the maximum limitation, and, as so modified, shall be subject to the limitation.
         (vi) As of January 1 of each calendar year commencing on or after January 1, 1988, the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum permissible dollar amount of Pensions payable under the Plan during the Limitation Year ending within that calendar year, including Pensions payable to Members who retired prior to that Limitation Year, in lieu of the dollar amount in clause (1) above.

(b) In the case of a Member who is also a member of a defined contribution plan of the Employer or an Affiliated Employer, his maximum benefit limitation shall not exceed an adjusted limitation computed as follows:
         (i)      Determine the defined contribution fraction.
         (ii)     Subtract the result of (i) from one (1.0).
         (iii) Multiply the dollar amount in clause (1) of paragraph (a) above by 1.25.
         (iv) Multiply the amount described in clause (2) of paragraph (a) above by 1.4.
         (v)      Multiply the lesser of the result of (iii) or the result of
                  (iv) by the result of (ii) to determine the adjusted maximum benefit limitation applicable to the Member.

(c)      For purposes of this Section:

         (i) the defined contribution fraction for a Member who is a member of one or more qualified defined contribution plans of the Employer or an Affiliated Employer shall be a fraction the numerator of which is the sum of the following:
                  (A) the Employer's and Affiliated Employer's contributions credited to the Member's accounts under the defined contribution plan or plans,
                  (B) with respect to Limitation Years beginning before 1987, the lesser of the part of the Member's contributions in excess of 6 per cent of his compensation or one-half of his total contributions to such plan or plans, and with respect to Limitation Years beginning after 1986, all of the Member's contributions to such plan or plans, and
                  (C) any forfeitures allocated to his accounts under such plan or plans, but reduced by any amount permitted by regulations promulgated by the Commissioner of Internal Revenue; and the denominator of which is the lesser of the following amounts determined for each year of the Member's Eligibility Service:
                  (D) 1.25 multiplied by the maximum dollar amount allowed by law for that year; or
                  (E) 1.4 multiplied by 25% of the Member's remuneration for that year.
                  At the direction of the Plan Committee, the portion of the denominator of that fraction with respect to Limitation Years ending before 1983 shall be computed as the denominator for the Limitation Year ending in 1982, as determined under the law as then in effect, multiplied by a fraction the numerator of which is the lesser of:
                  (F)      $51,875, or
                  (G) 1.4 multiplied by 25% of the Member's remuneration for the Limitation Year ending in 1981, and the denominator of which is the lesser of:
                  (H)      $41,500, or
                  (I)      25% of the Member's remuneration for that Limitation
                           Year;

         (ii) a defined contribution plan means a qualified plan which provides for an individual account for each member and for benefits based solely upon the amount contributed to the member's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other members which may be allocated to that member's accounts, subject to (iii) below;
         (iii) a defined benefit plan means any qualified pension plan which is not a defined contribution plan; however, in the case of a defined benefit plan which provides a benefit which is based partly on the balance of the separate account of a member, that plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of a member and as a defined benefit plan with respect to the remaining portion of the benefits under the plan; and
         (iv) the term "remuneration" with respect to any Member shall mean the wages, salaries and other amounts paid in respect of such Member by the Employer or an Affiliated Employer for personal services actually rendered, determined after any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) or under a "cafeteria plan" (as defined under Section 125 of the Code and its applicable regulations), and shall include, but not by way of limitation, bonuses, overtime payments and commissions; and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code.

(d) Notwithstanding the preceding paragraphs of this Section, a Member's annual Pension payable under this Plan, prior to any reduction required by operation of paragraph (b) above, shall in no event be less than
         (i) the benefit that the Member had accrued under the Plan as of the end of the Plan Year beginning in 1982, with no changes in the terms and conditions of the Plan on or after July 1, 1982 taken into account in determining that benefit, or
         (ii) the benefit that the Member had accrued under the Plan as of the end of the Plan Year beginning in 1986, with no changes in the terms and conditions of the Plan after May 5, 1986 taken into account in determining that benefit.

4.07     TRANSFERS AND EMPLOYMENT WITH AN AFFILIATED EMPLOYER
(a) If an Employee (i) becomes employed by the Employer in any capacity other than as an Employee as defined in Article 1, or (ii) becomes employed by an Affiliated Employer, he shall retain any Benefit Service he has under this Plan. Upon his later retirement or termination of employment with the Employer or Affiliated Employer (or upon benefit commencement in the case of a Leased Employee), any benefits to which the Employee is entitled under the Plan shall be determined under the Plan provisions in effect on the date he ceases to be an Employee, and only on the basis of his Benefit Service accrued while he was an Employee.
(b) Subject to the Break in Service provisions of Article 3, in the case of a person who (i) was originally employed by the Employer in any capacity other than as an Employee as defined in Article 1, or (ii) was originally employed by an Affiliated Employer, and thereafter becomes an Employee, upon his later retirement or termination of employment, the benefits payable under the Plan shall be computed under the Plan provisions in effect at that time, and only on the basis of the Benefit Service accrued while he is an Employee.

ARTICLE 5.  PAYMENT OF PENSIONS

5.01     AUTOMATIC FORM OF PAYMENT
(a) If the Member is not married on his Annuity Starting Date, his Pension shall be payable in monthly installments ending with the last monthly payment before death, unless the Member has elected an optional benefit as provided in Section 5.02.

(b) If the Member is married on his Annuity Starting Date, and if he has not elected an optional form of benefit as provided in Section 5.02, the Pension payable shall be in the form of a Qualified Joint and Survivor Annuity of Equivalent Actuarial Value to the Pension otherwise payable, providing for a reduced Pension payable to the Member during his life, and after his death providing that one-half of that reduced Pension will continue to be paid during the life of, and to, the spouse to whom he was married at his Annuity Starting Date. Notwithstanding the preceding, if an option described in Section 5.02 provides for payments continuing after the Member's death for the life of a Beneficiary at a rate of at least 50% but not more than 100% of the Pension payable for the life of the Member and if such option, with the spouse to whom the Member is married on his Annuity Starting Date named as Beneficiary, would be of greater actuarial value than the joint and survivor annuity described above, such option with such spouse as Beneficiary shall be the Qualified Joint and Survivor Annuity.

(c) In any case, a lump sum payment of Equivalent Actuarial Value shall be made in lieu of all benefits if the present value of the Pension payable to or on the behalf of the Member amounts to $3,500 or less. In determining the amount of a lump sum payment payable under this paragraph, (i) Equivalent Actuarial Value shall mean a benefit, in the case of a lump sum benefit payable prior to a Member's Normal Retirement Date, of equivalent value to the benefit which would otherwise have been provided commencing at the Member's Normal Retirement Date, or, if larger, the benefit which would otherwise have been provided commencing at the earliest date he could have commenced payment and (ii) the interest rate to be used shall be an interest rate no greater than that which would be used by the Pension Benefit Guaranty Corporation for valuing lump sums for single employer plans that terminate on the Annuity Starting Date (or the first day of the month prior to the month which includes the Annuity Starting Date on or after January 1, 1995).

         The lump sum payment shall be made as soon as administratively practicable following the Member's termination of service or death, but in any event prior to the date his Pension payments would have otherwise commenced. In the event a Member is not entitled to any Pension upon his termination of employment, he shall be deemed cashed-out under the provisions of this paragraph (d) as of the date he terminated service. However, if a Member described in the preceding sentence is subsequently restored to service, he shall be deemed to have repaid such amount together with interest as described in Section 3.03(c)(ii).

5.02     OPTIONAL FORMS OF PAYMENT
         Any Member may, subject to the provisions of Section 5.03, elect to convert the Pension otherwise payable to him into an optional benefit of Equivalent Actuarial Value, as provided in one of the options named below.

         Option 1.         A Pension payable for the Member's life, with no
                           Pension payable after his death.
         Option 2.         A modified Pension payable during the Member's life,
                           and after his death payable during the life of, and to, the Beneficiary named by him when he elected the option.

         Option 3.         A modified Pension payable during the Member's life,
                           and after his death payable at one-half, two-thirds
                           or three-fourths (as elected by the Member) the rate
                           of his modified Pension during the life of, and to,
                           the Beneficiary named by him when he elected the
                           option.
         Option 4.         A modified Pension payable during the Member's life;
                           if the Member dies within 5, 10, 15, or 20 years (as elected by the Member) of his Annuity Starting Date, the balance of those monthly payments shall be paid to the Beneficiary named by him when he elected the option; provided that if the Beneficiary does not survive the elected period, a lump sum payment of Equivalent Actuarial Value to the remaining payments shall be paid to the estate of the last to survive of the Member and the Beneficiary.

         Option 5.         A lump sum payment of Equivalent Actuarial Value to
                           the Pension otherwise payable to the Member.
         In determining the amount of a lump sum optional benefit available under this Section, (a) Equivalent Actuarial Value shall mean a benefit, in the case of a lump sum benefit payable prior to a Member's Normal Retirement Date, of equivalent value to the benefit which would otherwise have been provided commencing at the Member's Normal Retirement Date, or, if larger, the benefit payable at his Annuity Staring Date and (b) the interest rate to be used shall be (i) an interest rate no greater than that which would be used by the Pension Benefit Guaranty Corporation for valuing lump sums for single employer plans that terminate on the Annuity Starting Date (or the first day of the month prior to the month which includes the Annuity Starting Date on or after January 1, 1985), provided that the lump sum payment does not exceed $25,000 when determined using that rate, and provided further that such interest rate shall not be lower than 5 per cent if subject to Section 415 of the Code and (ii) an interest rate no greater than 120 per cent of the interest rate specified in clause (i) if the lump sum payment determined under clause (i) exceeds $25,000. In no event however, shall the amount of the lump sum payment determined under clause (ii) in the preceding sentence be less than $25,000. Notwithstanding the preceding, the interest rate provided in Section
         1.16 shall be used if it produces a greater lump sum benefit than that determined under (i) or (ii) above.

         If a Member dies after Pension payments have commenced, any payments continuing on to his spouse or Beneficiary shall be distributed at least as rapidly as under the method of distribution being used as of the Member's date of death.

5.03     ELECTION OF OPTIONS
(a) A married Member's election of any option shall only be effective if Spousal Consent to the election is received by the Plan Committee, unless:
         (i) the option provides for monthly payments to his spouse for life after the Member's death, in an amount equal to at least 50% but not more than 100% of the monthly amount payable under the option to the Member, and
         (ii) the option is of Equivalent Actuarial Value to the Qualified Joint and Survivor Annuity.

(b) The Employer shall furnish to each Member, no less than 30 days and no more than 90 days, before his Annuity Starting Date a written explanation in nontechnical language of the terms and conditions of the Pension payable to the Member in the normal and optional forms described in Sections 5.01 and 5.02. Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of Pensions under the Plan, any rights the Member may have to defer commencement of his Pension, the requirement for Spousal Consent as provided in paragraph
         (a) above, and the right of the Member to make, and to revoke, elections under Section 5.02. An election under Section 5.02 shall be made on a form provided by the Plan Committee and may be made during the 90-day period ending on the Member's Annuity Starting Date, but not prior to the date the Member receives the written explanation described in this paragraph (b).

(c) An election of an option under Section 5.02 may be revoked on a form provided by the Plan Committee, and subsequent elections and revocations may be made at any time and from time to time during the 90-day election period. An election of an optional benefit shall be effective on the Member's Annuity Starting Date and may not be modified or revoked after his Annuity Starting Date. A revocation of any election shall be effective when the completed form is filed with the Plan Committee. If a Member who has elected an optional benefit dies before the date the election of the option becomes effective, the election shall be revoked except as provided in Section 4.06(c). If the Beneficiary designated under an option dies before the date the election of the option becomes effective, the election shall be revoked.

5.04     COMMENCEMENT OF PAYMENTS
(a) Except as otherwise provided in Article 4 or this Article 5, payment of a Member's Pension shall begin as soon as administratively practicable following the latest of (i) the Member's 65th birthday, (ii) the fifth anniversary of the date on which he became a Member, or (iii) the date he terminates service with the Employer, (but not more than 60 days after the close of the Plan Year in which the latest of (i), (ii) or
         (iii) occurs).

(b) Notwithstanding the preceding paragraph, in the case of a Member in active service who owns either (i) more than five per cent of the outstanding stock of the Employer or (ii) stock possessing more than five per cent of the total combined voting power of all stock of the Employer, the Member's Pension shall begin not later than the April 1 following the calendar year in which he attains age 70-1/2. On and after the first day of the Plan Year beginning in 1989, payment in active service of any Member's Pension shall begin not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2, provided that such commencement in active service shall not be required with respect to a Member who attains age 70-1/2 prior to January 1, 1988 and who is not a five per cent owner as described above. A Member who attained age 70-1/2 in 1988, who did not retire as of January 1, 1989 and who is not a five per cent owner shall not be required to commence payment until April 1, 1990.

5.05     DISTRIBUTION LIMITATION
         Notwithstanding any other provision of this Article 5, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any plan provision that is inconsistent with
         Section 401(a)(9) of the Code.

5.06     DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS
(a) This Section applies to certain distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)      The following definitions apply to the terms used in this Section:
         (i) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
                  Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);
         (ii) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;
         (iii) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and
         (iv) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

         In the event that the provisions of this Section 5.06 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

ARTICLE 6.  CONTRIBUTIONS

6.01     EMPLOYER'S CONTRIBUTIONS
         It is the intention of the Employer to continue the Plan and make the contributions that are necessary to maintain the Plan on a sound actuarial basis and to meet the minimum funding standards prescribed by law. However, subject to the provisions of Article 10, the Employer may discontinue its contributions for any reason at any time. Any forfeitures shall be used to reduce the Employer's contributions otherwise payable.

6.02     RETURN OF CONTRIBUTIONS
(a) If a contribution is conditioned on initial qualification of the Plan under Section 401(a) of the Code, and if the Commissioner of Internal Revenue, on timely application made after the establishment of the Plan, determines that the Plan is not initially so qualified, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, said contribution shall be returned to the Employer without interest. The return shall be made within one year after the date of the final determination of the denial of qualification. The provisions of this paragraph (a) shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

(b) The Employer's contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction.

(c) The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

ARTICLE 7.  ADMINISTRATION OF PLAN

7.01     APPOINTMENT OF PLAN COMMITTEE
         The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Plan Committee of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. Any person appointed a member of the Plan Committee shall signify his acceptance by filing written acceptance with the Board of Directors and the Secretary of the Plan Committee. Any member of the Plan Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Plan Committee.

7.02     DUTIES OF PLAN COMMITTEE
         The members of the Plan Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Plan Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Funding Agent under the trust agreement or insurance or annuity contract adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

7.03     MEETINGS
         The Plan Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

7.04     ACTION OF MAJORITY
         Any act which the Plan authorizes or requires the Plan Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Plan Committee and shall have the same effect for all purposes as if assented to by all members of the Plan Committee at the time in office.

7.05     COMPENSATION
         No member of the Plan Committee shall receive any compensation from the Plan for his services as such, and no bond or other security need be required of him in that capacity in any jurisdiction.

7.06     ESTABLISHMENT OF RULES
         Subject to the limitations of the Plan, the Plan Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The Plan Committee shall have discretionary authority to interpret the Plan and to make factual determinations (including but not limited to, determination of an individual's eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Member). The determination of the Plan Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

7.07     PRUDENT CONDUCT
         The members of the Plan Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in a similar situation.

7.08     ACTUARY
         As an aid to the Plan Committee in fixing the rate of contributions payable to the Plan, the actuary designated by the Plan Committee shall make annual actuarial valuations of the contingent assets and liabilities of the Plan, and shall submit to the Plan Committee the rates of contribution which he recommends for use.

7.09     MAINTENANCE OF ACCOUNTS
         The Plan Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for actuarial valuations of the Plan.

7.10     SERVICE IN MORE THAN ONE FIDUCIARY CAPACITY
         Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

7.11     LIMITATION OF LIABILITY
         The Employer, the Directors of the Employer, the members of the Plan Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act, or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

7.12     INDEMNIFICATION
         The members of the Plan Committee, Directors, officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer.

7.13     EXPENSES OF ADMINISTRATION
         All expenses that arise in connection with the administration of the Plan, including but not limited to the compensation of the Funding Agent, administrative expenses and proper charges and disbursements of the Funding Agent and compensation and other expenses and charges of any enrolled actuary, counsel, accountant, specialist, or other person who has been retained by the Employer in connection with the administration thereof, shall be paid from the funds of the Plan held by the Funding Agent under the trust agreement or insurance or annuity contract adopted for use in implementing the Plan to the extent not paid by the Employer.

7.14     CLAIMS AND REVIEW PROCEDURES
         (a) Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Employer in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Member or, in the case of a benefit payable after his death, by his Beneficiary.

         (b) In the event that an application for benefits is denied in whole or in part, the Employer shall notify the applicant in writing of the denial and of the right to review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Employer received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Employer received the application.

         (c) The Employer shall from time to time appoint a committee (the "Review Panel") that shall consist of three individuals who may, but need not, be Employees. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

         (d) An applicant whose application for benefits was denied in whole or part, or the applicant's duly authorized representative, may appeal the denial by submitting to the Review Panel a request for a review of the application within 60 days after receiving written notice of the denial from the Employer. The Employer shall give the applicant or his representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Review Panel. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

         (e) The Review Panel shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Review Panel received the request for a review. The Review Panel shall give prompt written notice of its decision to the applicant and or the Employer. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

         (f) The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this
                  Section 7.09.

         (g) No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with paragraph (a),
                  (ii) has been notified by the Employer that the application is denied, (iii) has filed a written request for a review of the application in accordance with paragraph (d) and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Employer or the Review Panel has failed to take any action on the claim within the time prescribed by paragraphs (b) and (e) above.

ARTICLE 8.  MANAGEMENT OF FUNDS

8.01     FUNDING AGENT
         All the funds of the Plan shall be held by a Funding Agent appointed from time to time by the Board of Directors under a trust instrument or an insurance or annuity contract adopted, or as amended, by the Employer for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Employer shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Funding Agent.

8.02     EXCLUSIVE BENEFIT RULE
         Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan and paying Plan expenses not otherwise paid by the Employer, before the satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

ARTICLE 9.  GENERAL PROVISIONS

9.01     NONALIENATION
         Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:
         (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,
         (b)      is made pursuant to a State domestic relations law,
         (c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and
         (d) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order", as determined by the Plan Committee.
         If the present value of any series of payments meeting the criteria set forth in clauses (a) through (d) above amounts to $3,500 or less, a lump sum payment of Equivalent Actuarial Value, determined in the manner described in Section 5.01(d), shall be made in lieu of the series of payments.

9.02     CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN
         The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the right of the Employer (which right is hereby reserved) to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.

9.03     FACILITY OF PAYMENT
         If the Plan Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or because he is a minor, the Plan Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

9.04     INFORMATION
         Each Member or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Employer the information that it shall require to establish his rights and benefits under the Plan.

9.05     TOP-HEAVY PROVISIONS
(a)      The following definitions apply to the terms used in this Section:
         (i) "applicable determination date" means the last day of the preceding Plan Year;
         (ii) "top-heavy ratio" means the ratio of (A) the present value of the cumulative Accrued Benefits under the Plan for key employees to (B) the present value of the cumulative Accrued Benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for the Employer at any time during the 5-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account;

         (iii) "applicable valuation date" means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;
         (iv) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of
                  Section 416(i)(1) and (5) of the Code and any regulations thereunder, and, where applicable, on the basis of the Employee's remuneration which, with respect to any Employee, shall mean the wages, salaries and other amounts paid in respect of such Employee by the Employer or an Affiliated Employer for personal services actually rendered, determined before any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) or under a "cafeteria plan" (as defined under Section 125 of the Code and its applicable regulations), and shall include, but not by way of limitation, bonuses, overtime payments and commissions; and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code;
         (v) "non-key employee" means any employee who is not a key employee;
         (vi) "average remuneration" means the average annual remuneration of a Member for the five consecutive years of his Eligibility Service after December 31, 1983 during which he received the greatest aggregate remuneration, as limited by Section 401(a)(17) of the Code, from the Employer or an Affiliated Employer, excluding any remuneration for service after the last Plan Year with respect to which the Plan is top-heavy;
         (vii) "required aggregation group" means each other qualified plan of the Employer or an Affiliated Employer (including plans that terminated within the five-year period ending on the determination date) in which there are members who are key employees or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and
         (viii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.
(b) For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 per cent. The top-heavy ratio shall be determined as of the applicable valuation date in accordance with
         Section 416(g)(3) and (4)(B) of the Code on the basis of the UP-84 Mortality Table (set back 0 years for males; set back 5 years for females) and an interest rate of 6 per cent per year compounded annually. For purposes of determining whether the Plan is top-heavy, the present value of Accrued Benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the required aggregation group, and, in the Employer's discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the permissive aggregation group. The accrued benefit of a non-key employee under the Plan or any other defined benefit plan in the aggregation group shall be (i) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or an Affiliated Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

(c) The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:
         (i) In lieu of the vesting requirements specified in Section 4.04, a Member shall be vested in, and have a nonforfeitable right to, a percentage of his Accrued Benefit determined in accordance with the provisions of Section 1.01 and subparagraph (ii) below, as set forth in the following vesting schedule:

                          Years of Eligibility Service                Percentage Vested
                          ----------------------------                -----------------

                                Less than 2 years                                 0%
                                            2 years                              20
                                            3 years                              40
                                            4 years                              60
                                            5 or more years                     100



         (ii) The Accrued Benefit of a Member who is a non-key employee shall not be less than two per cent of his average remuneration multiplied by the number of years of his Eligibility Service, not in excess of 10, during the Plan Years for which the Plan is top-heavy. That minimum benefit shall be payable at a Member's Normal Retirement Date. If payments commence at a time other than the Member's Normal Retirement Date, the minimum Accrued Benefit shall be of Equivalent Actuarial Value to that minimum benefit.
         (iii)    The multiplier "1.25" in Sections 415(e)(2)(B)(i) and
                  (3)(B)(i) of the Code shall be reduced to "1.0", and the dollar amount "$51,875" in Section 415(e)(6)(B)(i)(I) of the Code shall be reduced to "$41,500".

(d) If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

         (i) The Accrued Benefit in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in paragraph
                  (c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

         (ii) If a Member has completed three years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in paragraph (c)(i) above shall continue to be applicable.

         (iii) If a Member has completed at least two, but less than three, years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions of Section 4.04 shall again be applicable; provided, however, that in no event shall the vested percentage of a Member's Accrued Benefit be less than the percentage determined under paragraph (c)(i) above as of the last day of the most recent Plan Year for which the Plan was top-heavy.

9.06     CONSTRUCTION
(a) The Plan shall be construed, regulated and administered under ERISA as in effect from time to time, and the laws of Ohio, except where ERISA controls.
(b) The masculine pronoun shall mean the feminine where appropriate, and vice versa.
(c) The titles and headings of the Articles and Sections in this Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

9.07     PREVENTION OF ESCHEAT
         If the Plan Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Plan Committee may, no earlier than three years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person as shown on the records of the Plan Committee or the Employer. If such person has not made written claim therefor within three months of the date of the mailing, the Plan Committee may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be cancelled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer. Upon such cancellation, the Plan shall have no further liability therefor except that, in the event such person or his Beneficiary later notifies the Plan Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan.

ARTICLE 10.  AMENDMENT, MERGER AND TERMINATION

10.01    AMENDMENT OF PLAN
         The Employer, by action of its Board of Directors, taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the Protected Benefit of any Member or of reducing the nonforfeitable percentage of the Accrued Benefit of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

10.02    MERGER OR CONSOLIDATION
         The Board of Directors may, in its sole discretion, merge this Plan with another qualified plan, subject to any applicable legal requirements. However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

10.03    ADDITIONAL PARTICIPATING EMPLOYERS
(a) If any company is now or becomes a subsidiary or associated company of an Employer, the Board of Directors may include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, credit and benefits shall be granted for previous service with the subsidiary, associated or other company, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

(b) Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it, in which event the funds of the Plan held on account of Members in the employ of that company shall be determined by the Plan Committee and shall be applied as provided in
         Section 10.04 if the Plan should be terminated, or shall be segregated by the Funding Agent as a separate trust, pursuant to certification to the Funding Agent by the Plan Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the retirement board.

10.04    TERMINATION OF PLAN
         The Employer, by action of its Board of Directors, may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Members to their Protected Benefits as of the date of the termination, to the extent then funded or protected by law, if greater, shall be nonforfeitable. The funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in
         Section 6.02. However, any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation shall be returned to the Employer. The Plan Committee shall determine on the basis of actuarial valuation the share of the funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA, or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Members affected by that partial termination.

10.05    LIMITATION CONCERNING HIGHLY COMPENSATED EMPLOYEES
         OR HIGHLY COMPENSATED FORMER EMPLOYEES

(a) The provisions of this Section shall apply (i) in the event the Plan is terminated, to any Member who is a highly compensated employee or highly compensated former employee (as those terms are defined in Section 414(q) of the Code) of the Employer or an Affiliated Employer and (ii) in any other event, to any Member who is one of the 25 highly compensated employees or highly compensated former employees of the Employer or Affiliated Employer with the greatest compensation in any Plan Year. The amount of the annual payments to any one of the Members to whom this Section applies shall not be greater than an amount equal to the annual payments that would be made on behalf of the Member during the year under a single life annuity that is of Equivalent Actuarial Value to the sum of the Member's Accrued Benefit and the Member's other benefits under the Plan.

(b) If, (i) after payment of Pension or other benefits to any one of the Members to whom this Section applies, the value of Plan assets equals or exceeds 110 per cent of the value of current liabilities (as that term is defined in Section 412(l)(7) of the Code) of the Plan, (ii) the value of the Accrued Benefit and other benefits of any one of the Members to whom this Section applies is less than one per cent of the value of current liabilities of the Plan, or (iii) the value of the benefits payable to a Member to whom this Section applies does not exceed the amount described in Section 411(a)(11)(A) of the Code, the provisions of paragraph (a) above will not be applicable to the payment of benefits to such Member.

(c) If any Member to whom this Section applies elects to receive a lump sum payment in lieu of his Pension and the provisions of paragraph (b) above are not met with respect to such Member, the Member shall be entitled to receive his benefit in full provided he shall agree to repay to the Plan any portion of the lump sum payment which would be restricted by operation of the provisions of paragraph (a), and shall provide adequate security to guarantee that repayment.

(d) Notwithstanding paragraph (a) of this Section, in the event the Plan is terminated, the restriction of this Section shall not be applicable if the benefit payable to any highly compensated employee and any highly compensated former employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

(e) If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

         IN WITNESS WHEREOF, the Employer, as duly authorized by its Board of Directors, has caused this instrument to be signed as of this _____ day of ____________________, 19___.

                                           By:

           ATTEST:
                                               ________________________________
_______________________________

                           THE MERCHANTS NATIONAL BANK





























                         DEFINED BENEFIT RETIREMENT PLAN

                     Amended and Restated as of May 1, 1989


                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----

Article      1.         Definitions..............................................1


Article      2.         Membership..............................................11
             2.01       Membership Requirements                                 11
             2.02       Determination of Service                                11
             2.03       Events Affecting Membership                             12
             2.04       Membership upon Reemployment                            12


Article      3.         Service.................................................13
             3.01       Eligibility Service                                     13
             3.02       Benefit Service                                         15
             3.03       Restoration of Retired Member or Other
                          Former Employee to Service                            16


Article      4.         Eligibility for and Amount of Benefits..................21
             4.01       Normal Retirement                                       21
             4.02       Late Retirement                                         22
             4.03       Early Retirement                                        23
             4.04       Vesting                                                 24
             4.05       Spouse's Pension                                        24
             4.06       Maximum Benefit Limitation                              27
             4.07       Transfers and Employment with an Affiliated
                          Employer                                              32


Article      5.         Payment of Pensions.....................................33
             5.01       Automatic Form of Payment                               33
             5.02       Optional Forms of Payment                               34
             5.03       Election of Options                                     36
             5.04       Commencement of Payments                                38
             5.05       Distribution Limitation                                 38
             5.06       Direct Rollover of Certain Distributions                39


Article      6.         Contributions...........................................41
             6.01       Employer's Contributions                                41
             6.02       Return of Contributions                                 41

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                               PAGE
                                                                               ----

Article      7.         Administration of Plan .................................43
             7.01       Appointment of Plan Committee                           43
             7.02       Duties of Plan Committee                                43
             7.03       Meetings                                                44
             7.04       Action of Majority                                      44
             7.05       Compensation                                            44
             7.06       Establishment of Rules                                  44
             7.07       Prudent Conduct                                         45
             7.08       Actuary                                                 45
             7.09       Maintenance of Accounts                                 45
             7.10       Service in More than One Fiduciary Capacity             45
             7.11       Limitation of Liability                                 46
             7.12       Indemnification                                         46
             7.13       Expenses of Administration                              46
             7.14       Claims and Review Procedures                            47


Article      8.         Management of Funds.....................................50
             8.01       Funding Agent                                           50
             8.02       Exclusive Benefit Rule                                  50


Article      9.         General Provisions......................................51
             9.01       Nonalienation                                           51
             9.02       Conditions of Employment Not Affected by Plan           51
             9.03       Facility of Payment                                     52
             9.04       Information                                             52
             9.05       Top-Heavy Provisions                                    52
             9.06       Construction                                            56
             9.07       Prevention of Escheat                                   57


Article      10.        Amendment, Merger and Termination.......................58
             10.01      Amendment of Plan                                       58
             10.02      Merger or Consolidation                                 58
             10.03      Additional Participating Employers                      59
             10.04      Termination of Plan                                     59
             10.05      Limitation Concerning Highly Compensated Employees
                          or Highly Compensated Former Employees                60
